UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2016

Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 454-6260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Realty Finance Trust, Inc. (the “Company”) in its annual meeting proxy statement filed on April 29, 2016, Dr. Robert J. Froehlich’s (“Froehlich”) term as a director of the Company was due to expire on June 9, 2016, the date of the Company’s 2016 annual meeting of stockholders (the “2016 annual meeting”), since he was not nominated by the board of directors (the “Board”) for re-election as a director at the 2016 annual meeting. On May 4, 2016, Froehlich notified the Board of his intention to resign early from the Board effective May 11, 2016, absent compliance with certain demands outside of the Board’s prescribed governance processes.

The two demands he identified in his notice (the “Original Notice”) were: (i) that the special committee of independent directors previously formed by the Board immediately engage the services of the particular financial advisor named by Froehlich, notwithstanding that such financial advisor has not yet been approved by a majority vote of the special committee as prescribed by the Company’s bylaws, and (ii) that the Company’s chief financial officer, Nicholas Radesca (the “CFO”), temporarily step down from his position, due to a perceived conflict of interest by Froehlich, until such time as the Board decides whether to engage in discussions regarding a possible strategic transaction with another company for which the CFO serves in a similar capacity. The Board considered and rejected these demands for the reasons noted below.

On May 9, 2016, Froehlich rescinded his conditional resignation and indicated that he intended to resign after the Audit Committee and Board meetings called for the purpose of approving the Company’s Form 10-Q, which originally had been scheduled for May 10, 2016. These meetings were postponed one day until May 11, 2016 in order to permit the Company to consider additional disclosures on the Form 10-Q related to the pending conclusion of an extension agreement on a line of credit from one of the Company’s lenders. This reason for the delay was communicated to Froehlich. During these meetings, Froehlich requested that the Company repeat certain disclosures that the Company had previously disclosed on Forms 8-K into the Form 10-Q being filed. The Company confirmed it was already in the process of revising the Company’s Form 10-Q to repeat certain of this information and the Audit Committee and the Board unanimously approved the filing of the Company’s Form 10-Q, which was filed on May 13, 2016.

On May 15, 2016, Froehlich notified the Board (the “Second Notice”) that he was resigning effective immediately citing the Company’s failure to address the demands in the Original Notice. The Board accepted his resignation. Froehlich’s Board position will remain vacant until the 2016 annual meeting.

The foregoing descriptions of the Original Notice and the Second Notice are qualified in their entirety by reference to the full text of Froehlich’s communications to the Board which are attached to this Current Report on Form 8-K as Exhibit 17.

Reasons for the Board’s Refusal to Accede to Froehlich’s Demands

In February 2016, the Company’s independent directors were contacted by the board of a related party inquiring as to their interest in preliminary discussions about a potential strategic transaction. On February 26, 2016, the Board unanimously voted to create a special committee of the Board (the “Committee”) consisting exclusively of all of the Company’s independent directors, including Froehlich. The Board granted the Committee the authority to consider, review, evaluate and, if appropriate, negotiate a strategic transaction with the related party on behalf of the Company and, in considering such a strategic transaction, granted the Committee the authority to solicit expressions of interest or other proposals for, and to consider, any alternative transactions. The Committee, pursuant to authority granted by the Board, unanimously appointed special counsel. Froehlich’s successor will be appointed to the Committee upon election by the stockholders at the 2016 annual meeting.

The Committee also has authority to retain an independent financial advisor and is currently in the process of evaluating independent financial advisors and considering the engagement terms proposed by those independent financial advisors. A majority vote of the members of the Committee is required to appoint an independent financial advisor. The process of independent financial advisor evaluations has not been completed by the Committee and therefore the Company is not currently prepared to accede to Froehlich’s demand that the Committee appoint his chosen independent financial advisor.

Contrary to the statements made by Froehlich in the Original Notice, to date, the Company and the Committee have not received any substantive proposal from the related party with respect to a strategic transaction, and the Committee has not engaged in any substantive discussions or negotiations related to a transaction with such related party or any other transaction. There are no assurances that the consideration of any strategic alternative will result in a transaction. The Company does not intend to comment on or disclose developments regarding the process unless it deems further disclosure is appropriate or required.

On April 28, 2016, the Board convened to discuss whether the CFO should temporarily step down from his position based on Froehlich’s belief that the prospect of potential negotiations with the related party created a disqualifying conflict of interest. During this discussion, Froehlich confirmed that his concerns related solely to the possible impact of a potential decision to pursue transaction negotiations with the related party, and not to the qualifications or performance of the CFO or the integrity of the Company’s financial statements. After consulting with its external legal advisors and external auditor, the Board strongly disagreed with Froehlich’s suggestion. In fact, not only did the Board conclude that the temporary removal of the CFO was unnecessary, but also that such an action would be highly detrimental to the Company and its shareholders due to the importance of the continuity of the CFO as the most senior financial executive in the Company in financial reporting and relationships with auditors and lenders. This decision was based on a number of factors, including the absence of any substantive discussions or negotiations related to such a transaction and the protections against potential conflicts of interest afforded by the Board’s prior decision to create the Committee and the delegation to the Committee of the exclusive authority to solicit, evaluate and, if appropriate, negotiate a strategic transaction on behalf of the Company and the authority to appoint legal and financial advisors. In addition, the Board undertook to continue to monitor potential conflicts related to a potential strategic transaction and to consider additional protections against any conflicts as deemed necessary by the Committee and its advisors.

In accordance with the requirements of Item 5.02 of Current Report on Form 8-K, the Company has provided Froehlich a copy of the disclosures it is making in this report no later than the day of filing this Current Report on Form 8-K with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17	Email from Dr. Robert J. Froehlich*

* Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Realty Finance Trust, Inc.

By:	/s/ Peter M. Budko
Name:	Peter M. Budko
Title:	Chief Executive Officer and Interim President

Date: May 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

17	Email from Dr. Robert J. Froehlich*

* Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.